EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No’s. 333-128923, 333-115840, 333-110264, 333-44954, 333-92629, 333-92631, 333-57331, 333-32911 and 333-08863 on Form S-8 of our reports dated March 10, 2006 related to the consolidated financial statements of FEI Company and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of FEI Company for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP

Portland, Oregon

March 10, 2006